FOR:  Valley National Bancorp                  Contact:  Alan Eskow
      1455 Valley Road                                   Senior Vice President
      Wayne, New Jersey 07470                            and Controller
                                                         (973) 305-4003


FOR IMMEDIATE RELEASE
June 10, 1999


         WAYNE, NJ, June 10, 1999 -- Valley National Bancorp (NYSE:VLY) announced the termination of its stock repurchase plan, effective June 10, 1999. Valley's Board of Directors had authorized on Apirl 28, 1999, the repurchase of up to 2,750,000 shares of the Company's outstanding stock. As of June 10, 1999, the Company had repurchased 1,427,957 shares. The balance of 1,322,043 shares have not been repurchased. The Board, effective June 10, 1999 rescinded the authorization for the Company to repurchase the remaining shares.


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